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                                METLIFE BUILDING
                          200 PARK AVENUE, NEW YORK, NY

                                  PURCHASE AND

                                 SALE AGREEMENT

                                     BETWEEN

                   METROPOLITAN TOWER LIFE INSURANCE COMPANY,
                             a Delaware corporation,

                                   AS SELLER,

                                       AND

                       TISHMAN SPEYER DEVELOPMENT, L.L.C.,
                      a Delaware limited liability company,

                                  AS PURCHASER

                               As of April 1, 2005

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                           PURCHASE AND SALE AGREEMENT

            This PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made as of April 1, 2005 (the "EFFECTIVE DATE"), by and between METROPOLITAN TOWER LIFE INSURANCE COMPANY, a Delaware corporation ("SELLER") and TISHMAN SPEYER DEVELOPMENT, L.L.C., a Delaware limited liability company ("PURCHASER").

                                   WITNESSETH:

                                    ARTICLE I

                                PURCHASE AND SALE

      SECTION 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

            (a) that certain tract or parcel of land situated in New York County, New York, more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "LAND");

            (b) the building (the "BUILDING") structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "IMPROVEMENTS");

            (c) excepting only those items of personal property more particularly identified on Exhibit B-1 attached hereto and all items of personal property owned by Seller or any affiliate thereof as tenant pursuant to any of the Leases (as hereinafter defined), any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, plans, specifications, drawings, books and building records and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "PERSONAL PROPERTY");

            (d) excepting only Seller's interest, if any, as tenant under any Leases and the interest of any affiliate of Seller, as tenant, under any Leases, any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements and amendments thereof and any guarantees thereof, covering all or any portion of the Real Property (as defined in Section 1.3 hereof), (the property described in clause (d) of this Section 1.1 being herein referred to collectively

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as the "LEASES"), together with all rents, reimbursements of real estate taxes and operating expenses, and other sums due thereunder (the "RENTS") and any and all security deposits in connection therewith, including letters of credit (the "SECURITY DEPOSITS");

            (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "OPERATING AGREEMENTS") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals, authorizations and certificates of occupancy issued by any governmental authority in connection with the Property (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "INTANGIBLES"); and

            (f) such right, title and interest, if any, Seller may have in and to that certain grant of term dated October 29, 1959, recorded in the Office of the Register of the City of New York, County of New York, in Liber 5123 cp 235, as amended by Agreement dated April 19, 1961, recorded in said Office in Liber 5151, cp 676 and by Agreement dated as of June 15, 1963 recorded in said Office in Liber 5244, cp 402 (the "GRANT OF TERM"); and that certain Agreement of Lease dated as of October 30, 1959, a memorandum of which was recorded in said Office in Liber 5104, cp 598, as amended by certain Agreements dated as of June 27, 1960, April 19, 1961 and June 4, 1963, which were recorded in said Office in Liber 5152, cp 16, Liber 5152, cp 1 and Liber 5244, cp 410, respectively (the "PRIME LEASE"); (the Grant of Term and Prime Lease being sometimes herein referred to collectively as the "GROUND LEASE").

      SECTION 1.2 Reservation of Existing Signs. It is expressly agreed by the parties hereto that Seller does except from the sale of the Property hereunder and reserve to and for the benefit of itself and its successors and assigns, all signs, sign panels, logos, names, insignias and other identifying symbols and marks that, as of the date hereof, name, identify, signify, or otherwise pertain or refer to MetLife, Met Life and the MetLife Building 200 Park Avenue and the conduits, equipment, utility lines and facilities and appurtenances serving, supplying, benefiting and securing the same in place (collectively the "Existing Signs") including specifically, without limitation, the illuminated signs, logos and insignias located near the top of each of the exterior facades of the Building, all as more particularly described and illustrated on Exhibit A-1 attached hereto. It is further acknowledged by the parties hereto, that Seller shall (or has) retained and/or granted, conveyed and assigned all right, title and interest in and to any and all such Existing Signs, together with all rights, reservations and easements to use, repair, replace, illuminate, modify and assign same, all as more particularly described in, and pursuant to, that certain perpetual easement to be contained in and reserved to and for the benefit of Seller and its successors and assigns in the Deed; as the same may be hereinafter assigned pursuant to the terms thereof.

      SECTION 1.3 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "REAL PROPERTY." The Land, the Improvements, the Ground Lease, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "PROPERTY."

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      SECTION 1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of ONE BILLION SEVEN HUNDRED TWENTY MILLION and 00/100 DOLLARS ($1,720,000,000.00) (the "PURCHASE PRICE").

      SECTION 1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available funds to the bank account or accounts designated by Seller in writing to Purchaser prior to the Closing.

      SECTION 1.6 Deposit. Concurrently with the execution and delivery of this Agreement, Purchaser has deposited in escrow with JP Morgan Chase Bank, N.A. (the "ESCROW AGENT"), having its office at c/o New York Escrow Services, 4 New York Plaza, 21st Floor, New York, New York 10004 (ABA No: 021-000-021; Account
Number: 507955013), the sum of ONE HUNDRED MILLION and 00/100 DOLLARS ($100,000,000.00) (such sum, together with any and all interest earned thereon, the "DEPOSIT") in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest earned on the Deposit shall become a part of the Deposit, shall be credited against the balance of the Purchase Price due from Purchaser at Closing, and shall be deemed income of Purchaser. Purchaser and Seller shall each be responsible for the payment of one-half of all costs and fees imposed on the Deposit account. The Deposit shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

      SECTION 1.7 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not disburse the Deposit and shall, at its option, continue to hold the Deposit until both Purchaser and Seller agree in writing as to its disposition or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent shall interplead the Deposit in accordance with the laws of the state in which the Property is located.

            Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Deposit is deposited.

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            Escrow Agent shall dispose of the Deposit in accordance with written instructions jointly executed by both Seller and Purchaser or as directed by order of a court of competent jurisdiction.

            Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.6 and 1.7 hereof.

                                   ARTICLE II

                                TITLE AND SURVEY

      SECTION 2.1 Title Inspection Period. Purchaser acknowledges and agrees that (a) Seller has furnished to Purchaser prior to the Effective Date: (i) a current preliminary title report dated January 24, 2005, ("Title Commitment") issued by Chicago Title Insurance Company on the Real Property, accompanied by copies of all documents referred to in the report; (ii) a copy of the land title survey (the "Survey") prepared by Earl B. Lowell - S.P. Belcher, Inc. dated August 19, 1963, as updated by visual inspection as of February 23, 2005, for the Land and the Improvements; and (iii) copies of the most recent property tax bills for the Property; (b) Purchaser has had an opportunity, prior to the Effective Date, to order its own title report and survey for the Land and Improvements; and (c) any and all matters (the " Existing Title, and Survey Matters") referred to, reflected in or disclosed by, the materials referred to in the Title Commitment (other than Exceptions numbered 32 through 57) and the Survey, inclusive, have been agreed to and accepted by Purchaser and that, as of the Effective Date, Purchaser has approved the Existing Title and Survey Matters and the condition of title, including, without limitation, the Ground Lease, to the Real Property, and the Existing Title and Survey Matters shall constitute Permitted Exceptions.

      SECTION 2.2 Pre-Closing "Gap" Title Defects. Purchaser may, after the Effective Date but prior to the Closing, notify Seller in writing (the "Gap Notice") of any objections to title (a) raised by the Title Company between the Effective Date and the Closing and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the Effective Date; provided that Purchaser must notify Seller of such objection to title within two (2) business days of being made aware of the existence of such exception. If Purchaser issues a Gap Notice to Seller, Seller shall have five (5) business days after receipt of the Gap Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto (in form and substance reasonably acceptable to Purchaser) insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and to take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations

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hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions. Notwithstanding anything to the contrary contained in this Article II, Seller agrees that it shall at or prior to Closing: (i) with respect to mechanics liens against the Property (unless the same is the obligation of any tenant under any of the Leases), provided Purchaser furnishes Seller with written notice of the same within five (5) business days of Purchaser being made aware of the same, cure or remove the same by bonding or by agreeing to execute and deliver to the Title Company such documents in form, scope and substance satisfactory to Seller, that the Title Company, in its reasonable discretion, may request or require in order to remove from Schedule B of Purchaser's title insurance policy such mechanics or materialmen liens; (ii) with respect to judgment liens against Seller or its affiliates, Seller agrees to deliver to the Title Company, Seller's agreement to indemnify the Title Company against the enforcement of such judgments against the Property, or such other agreement of Seller as is mutually satisfactory to Seller and the Title Company; (iii) cure or remove other defects in title to the Property that can be cured or removed by the payment of a sum of money in a liquidated amount that does not exceed, in the aggregate, Five Million and 00/100 Dollars ($5,000,000.00); and (iv) to remove encumbrances against the Property willfully caused by Seller after the Effective Date; however nothing in this paragraph shall be deemed or construed to imply that Seller has any obligation to take any such action with respect to any of the Permitted Exceptions (as hereinafter defined). Notwithstanding anything to the contrary contained or implied in this Agreement, it is understood and agreed that Seller shall not be required to bring any action or proceeding in order to cure or remove any defects in or objections to title in the Property.

      SECTION 2.3 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "PERMITTED EXCEPTIONS":

            (a) all liens, encumbrances, easements, covenants, conditions and restrictions affecting the Property which are set forth in the Title Commitment (other than Exceptions numbered 32 through 57) and not set forth in the Gap Notice or if set forth in the Gap Notice, (x) are those which Seller has elected not to remove or cure, or has been unable to remove or cure and (y) subject to which Purchaser has elected to accept the conveyance of the Property;

            (b) those matters that either are not objected to in writing within the time periods provided in Section 2.2 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

            (c) the rights of tenants under the Leases;

            (d) the rights of the Seller and/or any affiliate thereof, as tenant, under those certain Leases to be entered into between Seller and Metropolitan Life Insurance Company for premises located on portions of the 12th floor, 32nd floor, 40th floor, 57th floor and the 56th floor of the Building;

            (e) all rights reserved to Seller and its successors and assigns with respect to the Existing Signs as more particularly described in the Deed;

            (f) the lien of all ad valorem real estate taxes and assessments and taxes and assessments levied against the Property resulting from its inclusion in the Grand Central Partnership Business Improvement District, not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

            (g) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

            (h) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof.; and

            (i) the temporary certificate of occupancy for the Property.

      SECTION 2.4 Violations. Purchaser shall accept title to the Property subject to any note or notices of violations of Law or municipal ordinances, orders or requirements noted or issued by any governmental department having jurisdiction over the Property, against or affecting the Property, or relating to conditions thereat at the date hereof or the Closing.

      SECTION 2.5 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof). If at the Closing there shall be any liens, encumbrances or charges effecting title which are not permitted pursuant to this Agreement, Seller may, at Seller's option, upon request from Seller to Purchaser, require Purchaser to apply such portion of the Purchase Price as shall be necessary to discharge such liens, encumbrances and charges and pay the recording fees for the same, and in such event, Seller shall deliver to Purchaser instruments in recordable form sufficient to discharge the same of record. Evidence of delivery of such title shall be the issuance by Chicago Title Insurance Company (the "TITLE COMPANY"), or another national title company, of a 1992 ALTA Owner's Policy of Title Insurance (the "TITLE POLICY") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                                   ARTICLE III

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                               REVIEW OF PROPERTY

      SECTION 3.1 Right of Inspection. Purchaser acknowledges and agrees that it has had an opportunity prior to the Effective Date to make any and all physical, environmental and other inspections of the Property as Purchaser has deemed necessary and / or appropriate in connection with the transaction contemplated by this Agreement, and that Purchaser has agreed, subject to the provisions of
Section 2.2 and Article VII hereof, to accept the Property at the Closing in the condition that exists on the Effective Date, reasonable wear and tear excepted. Purchaser further acknowledges and agrees that it has prior to the Effective Date has had access to due diligence files made available on the website (via peracom.com) for the Property and has had the opportunity to examine at the Property (or the property manager's office, as the case may be) documents and files located at the Property or the property manager's office concerning the leasing, maintenance and operation of the Property (including without limitation, copies of permits, licenses, certificates of occupancy, plans and specifications, and insurance certificates related to the Property, to the extent in Seller's or the property manager's possession), but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "CONFIDENTIAL DOCUMENTS").

      It is further agreed by the parties hereto that in no event shall Purchaser provide any governmental entity or agency with information concerning the environmental condition of the Property without first obtaining Seller's prior written consent thereto, which Seller shall provide in the event that Purchaser is required by applicable law to provide such information to a governmental agency or entity.

      Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property at any time by Purchaser, its agents, employees, representatives or consultants or any act or omission by Purchaser or its agents, employees or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

      SECTION 3.2 (a) Property Reports. PURCHASER ACKNOWLEDGES THAT PRIOR TO THE EFFECTIVE DATE (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL AND OTHER REPORTS LISTED ON EXHIBIT D ATTACHED HERETO AND HAS HAD MADE AVAILABLE TO IT BY SELLER OTHER PROPERTY REPORTS IN SELLER'S POSSESSION, AS MORE PARTICULARLY LISTED ON EXHIBIT D-1 ATTACHED HERETO, (COLLECTIVELY, THE "PROPERTY REPORTS")
(2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY PROPERTY REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR MADE AVAILABLE BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY.

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PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER
FOR ANY INACCURACY IN OR OMISSION FROM ANY PROPERTY REPORT. PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS PRIOR TO THE EFFECTIVE DATE CONDUCTED ITS OWN INVESTIGATION OF THE ENVIRONMENTAL, STRUCTURAL, ARCHITECTURAL, MECHANICAL AND PHYSICAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMED SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE AND PURCHASER HAS APPROVED OF THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY AS OF THE EFFECTIVE DATE. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR OTHER TERMINATION OF THIS AGREEMENT.

      (b) Reliance Letters. At Purchaser's request, Seller agrees to request in writing that such consultants who have issued a Property Report addressed to Seller provide a Reliance Letter to Purchaser.

      SECTION 3.3 Review of Tenant Estoppels. Seller shall deliver copies of completed estoppel certificates in substantially the form of Exhibit E attached hereto (the "Tenant Estoppels"), that meet the tenant estoppel standards hereinafter described, to Purchaser on the Effective Date, and thereafter, as Seller receives them but in any event, no later than three (3) days prior to the Closing. Purchaser shall notify Seller in writing within three (3) business days of receipt of any Tenant Estoppel in the event Purchaser determines such Tenant Estoppel is not acceptable to Purchaser along with the reasons for such determination; however it is understood and agreed that any Tenant Estoppel shall not be deemed or determined to be unacceptable if in the form attached as Exhibit E or in the form required by the applicable Lease unless it (i) identifies a material default under the applicable Lease not previously disclosed to Purchaser or (ii) discloses material discrepancies between the Tenant Estoppel and the terms of the applicable Lease made available to Purchaser. In the event Purchaser fails to give such notice within such three
(3) business day period then any such Tenant Estoppel shall be deemed to be acceptable to Purchaser.

      In the event that Seller fails to obtain the Tenant Estoppels that are satisfactory or deemed satisfactory to Purchaser with respect to tenants of the Property that meet the tenant estoppel standards described (or in lieu thereof, at Seller's option, Seller's estoppels therefor) on Exhibit F attached hereto, on or before three (3) days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller. Notwithstanding the immediately succeeding sentence hereof, if Purchaser has not received the Tenant Estoppels by the third day prior to the Closing, Seller shall have the right to extend the Closing for up to five (5) business days so that Seller may determine whether the Tenant Estoppels can be provided during such extended period. If Seller exercises the right to extend the Closing and if the Tenant Estoppels are not provided within such five (5) business day period or if same are received but same are not satisfactory to Purchaser, for the reasons permitted under this Agreement, Purchaser shall have the right to terminate this Agreement by written notice to Seller upon the expiration of such five (5) business day period. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Tenant Estoppels and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

      Notwithstanding the foregoing, Seller shall have, with respect to up to three (3) Major Tenants (as defined on Exhibit F) and any other tenant only, the option to provide its own estoppel in the form of Exhibit E-1 attached hereto in lieu of any required Tenant Estoppel which Seller fails to obtain (the "Seller Estoppel Form"). In the event that such option is exercised, at least three (3) business days prior to the Closing, Seller shall deliver to Purchaser the Seller Estoppel Form or Forms that Seller intends to execute for each tenant for whom a Tenant Estoppel has not been received with all blanks filled in and information inserted therein.

      The representations and warranties set forth in any Seller Estoppel Form shall survive the Closing for a period of one hundred eighty (180) days after the Closing and Seller's liability to Purchaser for a breach of any representation or warranty set forth in any Seller Estoppel Form shall be equal to the Seller's Estoppel Cap (as hereinafter defined) and shall not be subject to the Cap limitations of Section 5.4 hereof. As used herein, "Seller's Estoppel Cap" shall mean (a) Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate. Any Tenant Estoppel which is received from a tenant after Seller provides its own estoppel may be substituted for Seller's Estoppel Form and Seller shall have no further liability thereunder, provided that such Tenant Estoppel contains no changes or, if changed, is otherwise reasonably acceptable to Purchaser. The provisions of this Section 3.3 shall survive the Closing.

      SECTION 3.4 Union Employees. Purchaser shall be obligated to and hereby agrees to continue to employ, or cause its property manager or cleaning contractor to continue to employ, after the Closing, union employees employed at the Property as of the Closing, which includes without limitation, the employees referenced on Exhibit S attached hereto and made a part hereof. The terms of the immediately preceding sentence shall survive Closing. At the Closing, Purchaser shall join with Seller in executing notices pursuant to the union contracts referred to on Exhibit T hereto, substantially in form of Exhibit U attached hereto and made a part hereof, which Purchaser shall send to such party or parties identified in such notices.

                                   ARTICLE IV

                                     CLOSING

      SECTION 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "CLOSING") shall be held at the offices of Seller, subject to Seller's option as hereinafter described. Purchaser acknowledges that it is a material condition to the obligations of Purchaser under this Agreement that the Closing occur not later than May 4, 2005. Purchaser, subject to the second paragraph of Section 3.4, Section 2.2 and Article VII hereof, shall not be entitled to any adjournment of the Closing beyond May 10, 2005, time being of the essence as to the performance of Purchaser's obligations hereunder by such date. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed and the Assignment of Ground Lease shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. At

Seller's option, the Closing shall be consummated through an escrow administered by Escrow Agent pursuant to additional escrow instructions that are consistent with this Agreement. In such event, the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

      SECTION 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

            (a) deliver to Purchaser a duly executed Bargain And Sale Deed Without Covenants Against Grantor's Acts (the "DEED") which shall contain the covenant required by Section 13 of the New York Lien Law, in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the Permitted Exceptions and expressly reserving in favor of Seller, its successors and assigns, the easement rights contained therein. Seller shall omit from the Deed the recital of any or all of the "subject to" clauses herein contained and/or any other title exceptions, defects or objections, other than that certain Distinctive Sidewalk Improvement and Maintenance Agreement dated 06/03/1991, which have been waived by Purchaser in accordance with the terms of this Agreement or consented to in writing by Purchaser, but the same shall nevertheless survive delivery of the Deed. The terms of the immediately preceding sentence shall survive the Closing;

            (b) deliver to Purchaser a duly executed bill of sale (the "BILL OF SALE") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

            (c) assign to Purchaser, and Purchaser shall assume the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(c)(v) hereof, by duly executed assignment and assumption agreement (the "ASSIGNMENT OF LEASES") in the form attached hereto as
Exhibit I pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing (including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent actually paid, credited or delivered to Purchaser) as provided therein;

            (d) assign to Purchaser, and Purchaser shall assume such right, title, and interest, if any, Seller may have in the landlord/lessor interest in and to the Grant of Term and assign to Purchaser, and Purchaser shall assume, such right, title and interest, if any, Seller may have in the tenant/lessee interest in and to the Prime Lease by duly executed Quitclaim Assignment of Grant of Term and Prime Lease in the form attached hereto as Exhibit R, pursuant to which Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

            (e) to the extent assignable, assign to Purchaser, or cause to be assigned to Purchaser, and Purchaser shall assume, Seller's and/or Seller's property manager's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "ASSIGNMENT OF CONTRACTS") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing, and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

            (f) join with Purchaser to execute a notice (the "TENANT NOTICE") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the Tenant Notice;

            (g) join with Purchaser to execute a notice (the "OPERATING NOTICE") in a form reasonably acceptable to Purchaser and Seller, which Purchaser shall send to each party under each of those Operating Agreements which are assigned to Purchaser, promptly after the Closing, informing such party of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Operating Agreements;

            (h) In the event that any representation or warranty of Seller made herein needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and is expressly permitted under the terms of this Agreement, (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Seller to prevent; or (iii) is discovered by Purchaser during the course of any inspections of the Property prior to the Effective Date hereof, provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in
Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

            (i) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

            (j) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986 as amended;

            (k) deliver to Purchaser originals (to the extent originals are in Seller's or Seller's property manager's possession, or photocopies if originals are not in Seller's or Seller's property manager's possession) of the Leases (and the Security Deposits), Ground Lease and the

Operating Agreements, together with such leasing and property files, books and records, licenses, permits, warranties and guaranties and keys, as are in Seller's possession, in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents;

            (l) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

            (m) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

            (n) execute a closing statement acceptable to Seller;

            (o) execute and deliver a direction letter to the Escrow Agent authorizing release of the Deposit to Seller;

            (p) execute and deliver a Form TP-584 Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate, and a New York City Real Property Transfer Tax Return, and such other returns and affidavits and instruments required under any other tax laws applicable to the transactions contemplated herein, together with payment of the amount of the transfer taxes shown as due thereon; and

            (o) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

      SECTION 4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

            (a) pay to Seller the full amount of the Purchase Price (which amount shall include the Deposit), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof;

            (b) join Seller in execution of the Assignment of Leases, Assignment of Contracts, Assignment of Grant of Term and Prime Lease, the Deed and Tenant Notices;

            (c) In the event that any representation or warranty of Purchaser set forth herein needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and is expressly permitted under the terms of this Agreement, or (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

            (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

            (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

            (f) execute a closing statement reasonably acceptable to Purchaser;

            (g) execute and deliver to Seller and as required pursuant to
Section 3.5 hereof, the Agreement Regarding Union Employees in the form attached hereto as Exhibit V;

            (h) execute and deliver a direction letter to the Escrow Agent authorizing release of the Deposit to Seller;

            (i) execute and deliver a Form TP-584 Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate, and a New York City Real Property Transfer Tax Return, and such other returns and affidavits and instruments required under any other tax laws applicable to the transactions contemplated herein, together with payment of the amount of the transfer taxes shown as due thereon; and

            (j) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

      SECTION 4.4 Credits and Prorations.

            (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Subject to the provisions of this Section 4.4, such prorated items shall include without limitation the following: (i) all Rents; (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;
(iii) taxes and assessments levied against the Property resulting from its inclusion in the Grand Central Partnership Business Improvement District (iv) parking charges, if any; (v) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; (vi) all amounts payable under brokerage agreements pursuant to the terms of this Agreement; (vii) all amounts payable, from and after the Closing Date, under the Operating Agreements, pursuant to the terms of this Agreement; and (viii) any other capital expenditures as set forth in Exhibit W attached hereto and operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

      The parties hereto acknowledge that there shall be no adjustment for any rentals or other amounts due under the Grant of Term and/or the Prime Lease.

            (b) The parties hereto acknowledge that the capital improvement projects and/or the agreements listed on Exhibit W hereto shall not be completed as of the date of the Closing and that capital expenditures being incurred or to be incurred pursuant thereto shall be apportioned between the Seller and Purchaser as set forth on Exhibit W. In no event shall the amount apportioned to Purchaser in respect of such Capital Improvement Projects and/or the agreements listed on Exhibit W exceed Three Million and 00/100 Dollars.

            (c) Notwithstanding anything contained in Section 4.4(a) hereof:

            (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Seller shall be entitled to receive and retain all refundable cash or other deposits posted with utility companies serving the Property;

            (ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and any late charges or fees imposed thereon. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

            (iii) Charges referred to in Section 4.4(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller;

            (iv) As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more or all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

            (v) Seller shall be responsible for the Tenant Inducement Costs (as hereinafter defined) and leasing commissions listed on Exhibit M-1 attached hereto. Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs and leasing commissions

(including, without limitation, any override commissions payable pursuant to the Exclusive Brokerage Agreement between Seller and CB Richard Ellis Inc.) which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases (whether or not entered into pursuant to an option), or the exercise of any options contained in any Leases, arising or entered into during the Lease Approval Period (as hereinafter defined) and, if required, approved or deemed approved in accordance with Section 5.5 hereof; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, arising, signed or entered into from and after the date of Closing, including but not limited to leasing commissions that become payable after the termination of a brokerage agreement referred to in
Section 5.1(d) hereof in accordance with the terms of such an agreement; and (C) all Tenant Inducement Costs and leasing commissions listed on Exhibit M attached hereto in the amount specified thereon. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "TENANT INDUCEMENT COSTS" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. For purposes hereof, the term "Lease Approval Period" shall mean the period from the Effective Date until the date of Closing;

            (vi) Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen
(15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (i) all Rent received by Seller or Purchaser within the first ninety (90) day period after the date of Closing shall be applied first to delinquent Rent, if any, in the order of their maturity, and then to current Rent, and (ii) all Rent received by Seller or Purchaser after the first ninety (90) day period after the date of Closing shall be applied first to current Rent and then to delinquent Rent, if any in the inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller shall have the right, after Closing, to proceed against tenants for Fixed Rents allocable to the period of Seller's ownership of the Property solely in a non-possessory plenary action seeking only money damages. In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

      (c) Seller may prosecute appeals (if any) of the real property tax assessment for the period prior to the Closing, and may take related action which Seller deems appropriate in connection therewith. Purchaser shall cooperate with Seller and perform such ministerial and non-ministerial acts, and execute any and all documents reasonably requested by Seller, in connection with such appeal and collection of a refund of real property taxes paid. Seller shall be responsible for reasonable third party expenses incurred by Purchaser in connection with the foregoing. Seller owns and holds all right, title and interest in and to such appeal and refund, to the extent attributable to the period prior to the Closing, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Purchaser to the extent such appeal covers the period as of the Closing and thereafter. If and to the extent any such appeal covers the period after the Closing, Purchaser shall have the right to participate in such appeal and Seller shall not settle or compromise any such appeal without Purchaser's consent, such consent not to be unreasonably withheld, delayed or conditioned.

      (d) Except as otherwise provided herein, and expressly excepting such revenues and expense amounts which pertain to the calendar year 2005, which may be reconciled by June 30, 2006, any revenue or expense amount which cannot be ascertained with certainty as of Closing, shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration one hundred and eighty (180) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Any reconciliation of revenue or expense amounts relating to Leases which needs to be made in connection with this Section 4.4 shall be prepared by Purchaser and submitted to Seller for Seller's review and approval. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be in a form consistent with the closing statement delivered at Closing and which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final, and any payment due to any party as a result of such final proration shall be made within thirty (30) days of such approval by Seller.

      (e) To the extent that any Security Deposit is comprised of a letter of credit (an "L/C"), then, prior to the Closing, Seller shall use commercially reasonable efforts to cause such L/C to name Purchaser as the beneficiary thereunder prior to the Closing (either pursuant to a transfer of such L/C which satisfies the issuing bank's transfer requirement, or by obtaining an amendment to the L/C naming purchaser as the beneficiary thereunder and, in the case of the foregoing, in form and substance reasonably satisfactory to Purchaser) (each, an "L/C TRANSFER"). At the Closing, Seller shall deliver to Purchaser the originals of all L/C's (and any amendments or modification thereof) whether or not an L/C Transfer has been consummated with respect to such L/C. If, as of the Closing, an L/C Transfer shall not have been consummated, then Seller shall, within five (5) business days following Purchaser's request, execute and deliver to Purchaser any sight drafts, certifications, affidavits, or other documentation contemplated by the L/C or otherwise required by the issuing bank so as to enable Purchaser to draw upon and receive the proceeds of such L/C, provided that Purchaser has agreed (pursuant to documentation executed by Purchaser in a form reasonably acceptable to Seller) to indemnify and hold harmless Seller from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements,) incurred by Seller as a result of any such actions described in the preceding sentence which are taken by Seller at Purchaser's request.

      (f) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

      SECTION 4.5 Transaction Taxes and Closing Costs.

      (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

      (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

            (i) one-half of the escrow fee, if any which may be charged by the Escrow Agent or Title Company;

            (ii) any transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and

            (iii) the fees for Seller's Broker.

      (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

            (i) one- half of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

            (ii) the fee for the title examination and the Title Commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto;

            (iii) the fees for recording the Deed; and

            (iv) the fees for Purchaser's Broker, if any.

      (d) Except as set forth on Exhibit B-1 attached hereto, the Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith;

      (e) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same; and

      (f) The provisions of this Section 4.5 shall survive the Closing.

      SECTION 4.6 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

      (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

      (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

      (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

      SECTION 4.7 Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

      (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

      (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

      (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

      (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(g) hereof:

      (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

      (b) Pending Actions. To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

      (c) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C comprise a true, complete and accurate list of all of the agreements concerning the operation and maintenance of the Property entered into by Seller and/or Seller's property manager and affecting the Property, true and complete copies of which have been made available to the Purchaser; expressly excepting however, those operating agreements that are not assignable, and any agreement with Seller's property manager or exclusive leasing broker which shall be terminated by Seller. It is further acknowledged that the agreement between Seller and/or Seller's property manager and Landmark Signs listed on Exhibit C shall not be assigned to Purchaser. Except as expressly hereinbefore provided, Seller makes no representation or warranty as to the truth, accuracy or completeness of any other information or data contained on Exhibit C and shall have no liability to Purchaser for any inaccuracy or omission in or relating to same.

      (d) Lease Brokerage. (i) To Seller's knowledge, there are no written agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto, true and complete copies of which have been made available to Purchaser;

            (ii) To Seller's knowledge, Seller has made available to Purchaser true and complete copies of those tenant brokerage agreements which are in the Seller's possession as of the date hereof, as more particularly described on Exhibit N-1 hereto.

      (e) Condemnation. To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

      (f) Litigation. To Seller's knowledge, except as set forth in the Title Commitment and on Exhibit O attached hereto, and except tenant eviction proceedings, tenant bankruptcies, proceedings for the collection of delinquent rentals from tenants and proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

      (g) Violations. To Seller's knowledge, except as set forth in the Title Commitment and on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof; and

      (h) Leases. To Seller's knowledge, the Lease Index attached hereto as Exhibit Q constitutes a true and complete list of all the leases currently affecting the Property, true and complete copies of which have been made available to Purchaser. Further, Seller makes no representation or warranty regarding the existence, terms or duration of any subleases which may affect the Property.

      SECTION 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employee (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "DESIGNATED EMPLOYEE" shall refer to Donald E.Svoboda, Jr., Associate Director and Gregory R. Reed, Director.

      SECTION 5.3 Modification of Seller's Representations and Warranties. Purchaser acknowledges that prior to the Effective Date, it has inspected (i) all of the documents delivered or furnished to Purchaser for inspection, (ii) such offer documents and information as it has deemed appropriate and (iii) the Property; and Purchaser agrees that, in the event that during such inspection Purchaser discovered any material matter which would form the basis for a claim by Purchaser that Seller has breached any representation or warranty of Seller made in this Agreement or has any actual knowledge of any such matter, Seller's representations and warranties hereunder shall be deemed amended so as to be true and accurate and Purchaser shall have no claim for any breach based thereon.

      SECTION 5.4 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Five Hundred Thousand Dollars ($ 500,000), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within two hundred forty (240) days of Closing. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "CAP" shall mean the total aggregate amount of Ten Million Dollars ($10,000,000.00).

      SECTION 5.5 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

      (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof;

      (b) Except as provided herein below, a copy of any amendment, renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs, leasing commissions and attorneys' fees and expenses to be incurred in connection therewith. In the event Purchaser informs Seller within such five (5) business day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall not enter into such amendment, renewal or expansion of the existing Lease or the new Lease; provided, however, Purchaser shall have no right to disapprove and shall be deemed to have approved any renewal or expansion which occurs or is made pursuant to the terms of an existing Lease. Notwithstanding the foregoing, Purchaser hereby approves (A) the pending Surrender Agreement with CSC for the 31st floor, (B) the UBS Paine Webber Lease for part of the 32nd floor, (C) the Fisher Francis Lease for the 45th and 46th floors, (D) the extension of the Tie Rack tenancy, (D) the extension of the Estee Lauder tenancy, extension of the Lease in favor of the Company Store, (F) the new Lease in favor of The New York Blood Center Inc., (G) the lease Amendment in favor of Winston and Strawn for additional space on the 40th, 43rd, 44th and 45th floors of the Building, (H) the exercise of Riad of the renewal option contained in its Lease, (I) the Leases between Seller and Metropolitan Life Insurance Company for premises located on portions of the 12th floor, 32nd floor, 40th floor, 57th floor and the 56th floor of the Building, and (J) the First Amendment of Lease between Seller and The Dreyfus Corporation, in each case on substantially similar terms and conditions as those set forth on Exhibit X attached hereto and made a part hereof. Any material deviations from the terms and conditions set forth on Exhibit X attached hereto, any terms and conditions that are inconsistent with the terms and conditions set forth on Exhibit X attached hereto and any material terms and conditions that are not set forth on
Exhibit X attached hereto, shall be subject to Purchaser's prior written approval, which approval shall not be unreasonably withheld. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, Purchaser shall be deemed to have approved such new Lease, amendment, renewal or expansion, including all Tenant Inducement Costs, leasing commissions and attorneys' fees and expenses to be incurred in connection therewith. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions and attorneys' fees and other expenses, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser.

      It is agreed by Seller and Purchaser that if Dreyfus does not pay rent pursuant to its Lease for the new portions of the 8th and 54th floor premises on the basis that the Commencement Date has not occurred as of August 27, 2004, Seller shall reimburse Purchaser for the free rent period under its Lease after the Closing provided that in no event shall such reimbursement by Seller be in excess of eight (8) months of the rent abatement period as provided in the Lease. Purchaser shall agree to reasonably cooperate with Seller in resolving this dispute with Dreyfus.

      SECTION 5.6 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(d) hereof:

      (a) Organization and Authority. (i) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium, as well as other laws affecting creditors' rights and general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the [Certificate of Incorporation] or [By-Laws of Purchaser;] (ii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Purchaser is a party or by which Purchaser is bound; and (iii) require the consent or approval of any other third party or governmental agency.

            (ii) Purchaser's Additional Representations. Purchaser hereby represents that, and agrees to furnish Seller at or prior to the Closing evidence confirming that (i) it is a, duly organized and validly existing under the law of the State of Delaware and Purchaser is owned by Tishman Speyer Real Estate Venture VI, L.P., a Delaware limited partnership which is controlled by Tishman Speyer Properties, L.P.; and (ii) the parties executing this Agreement and the Closing Documents on behalf of Purchaser or other party to the transaction have the legal capacity and authority to execute the documents as executed or to be executed.

      (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

      (c) ERISA. (i) As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "PLAN"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

            (ii) As of the Closing, if Purchaser is a "governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

            (iii) As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

            (iv) Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

            (v) Purchaser shall not assign its interest under this Agreement to any entity, person, or Plan which will cause a violation of ERISA.

      SECTION 5.7 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.6 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Seller against Purchaser within two hundred forty (240) days of Closing.

                                   ARTICLE VI

                                     DEFAULT

      SECTION 6.1 Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

      SECTION 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. If the sale of the Property is not consummated due to Seller's default hereunder, Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

      SECTION 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement. This Section shall survive the Closing or the earlier termination of this Agreement.

                                   ARTICLE VII

                                  RISK OF LOSS

      SECTION 7.1 Minor Damage or Condemnation. In the event of loss or damage to, or condemnation of, the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, (but expressly excluding from such assignment Seller's right and the right of any affiliate of Seller to casualty or condemnation proceeds in respect of the Existing Signs pursuant to the Deed) without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, after deduction of Seller's expenses of collection and amounts expended by Seller in Seller's reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or condemnation. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If, subject to the provisions of the Deed, Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

      SECTION 7.2 Major Damage. In the event of a "Major" loss or damage to, or condemnation of, the Property or any portion thereof, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Deposit shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss, damage or condemnation (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, after deduction of Seller's expenses of collection and amounts expended by Seller in Seller's reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or condemnation. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with
Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. The foregoing notwithstanding, if there is a casualty or condemnation affecting any of the Existing Signs or all or any portion of the premises demised to Seller or any affiliate of Seller under any Lease, Seller shall have the sole option to terminate the Agreement. If this Agreement is terminated by Seller in such instance, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of the Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs hereunder.

      SECTION 7.3 Definition of "Major" Loss or Damage. For purposes of Sections
7.1 and 7.2, "MAJOR" loss, damage or condemnation refers to the following: (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Forty Million Dollars ($40,000,000.00) and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

      SECTION 7.4 General Obligations Law The parties hereto waive the provisions of Section 5-1311 of the General Obligations Law, which shall not apply to this Agreement and agree that their respective rights in case of damage, destruction, condemnation or taking by eminent domain shall be governed by the provisions of this Section. . The provisions of this Section shall survive the Closing.

                                  ARTICLE VIII

                                   COMMISSIONS

      SECTION 8.1 Brokerage Commissions. With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is Cushman & Wakefield, Inc. ("SELLER'S BROKER"), and Purchaser represents that it has not dealt with or engaged on its behalf or for its benefit with any broker other than Seller's Broker. Seller shall be responsible for any and all commissions and other compensation due to Seller's Broker in connection with the transaction contemplated by this Agreement, which shall be paid pursuant to a separate written agreement between Seller and Seller's Broker. Each party hereto agrees that if any person or entity, other than the Seller's Broker makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

      SECTION 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered or given by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

      SECTION 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES, REPRESENTATIONS, GUARANTIES, COVENANTS OR STATEMENTS OF ANY TYPE, KIND, NATURE OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES, REPRESENTATIONS, GUARANTIES, COVENANTS OR STATEMENTS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, THE INCOME, EXPENSES, OPERATION OR PROFITABILITY OF THE PROPERTY, THE OPERATING HISTORY OF OR ANY PROJECTIONS RELATING TO THE PROPERTY, THE VALUATION OF THE PROPERTY, ANY TAX TREATMENT, WHETHER INCOME OR OTHERWISE, RELATED TO THE PROPERTY, OR AS TO THE PHYSICAL, STRUCTURAL, OR ENVIRONMENTAL CONDITION OF THE PROPERTY, ITS COMPLIANCE WITH LAWS OR WITH RESPECT TO THE ZONING OF, OR ANY APPROVALS, LICENSES OR PERMITS REQUIRED FOR THE PROPERTY, OR THE SUITABILITY OF THE PROPERTY FOR PURCHASER'S INTENDED USE THEREOF OR THE ABILITY OR FEASIBILITY TO CONVERT THE PROPERTY OR ANY PORTION THEREOF TO ANY OTHER OR PARTICULAR USE, OR WITH RESPECT TO THE AVAILABILITY OF ACCESS, INGRESS OR EGRESS TO THE PROPERTY, THE NEED FOR OR COMPLIANCE WITH GOVERNMENTAL OR THIRD PARTY APPROVALS OR

GOVERNMENTAL REGULATIONS, OR ANY OTHER MATTER OR THING OF ANY TYPE, KIND, NATURE OR CHARACTER WHATSOEVER RELATING TO OR AFFECTING THE PROPERTY.

      PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, COVENANTS, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS, WHERE IS, WITH ALL FAULTS."

      PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED PRIOR TO THE EFFECTIVE DATE, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL, STRUCTURAL, AND ENVIRONMENTAL CONDITIONS, THE INCOME AND EXPENSES OF AND FROM THE PROPERTY AND THE PROFITABILITY OF THE PROPERTY AND ANY TAX TREATMENT, WHETHER INCOME OR OTHERWISE, RELATED TO THE PROPERTY, AS PURCHASER DEEMED NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND IS RELYING SOLELY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN ANY, IF ANY, REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL, ENVIRONMENTAL, FINANCIAL AND ECONOMIC CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY TYPE, KIND, CHARACTER

OR NATURE WHATSOEVER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND/OR SELLER'S AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PHYSICAL, ENVIRONMENTAL, STRUCTURAL, FINANCIAL AND ECONOMIC CONDITION OF THE PROPERTY, ANY LATENT OR PATENT CONSTRUCTION OR OTHER DEFECTS RELATED TO THE PROPERTY, VIOLATIONS OF ANY APPLICABLE LAWS RELATED TO THE PROPERTY, THE HABITABILITY, MERCHANTABILITY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, THE INCOME, EXPENSES OR PROFITABILITY OF THE PROPERTY, ANY TAX TREATMENT, WHETHER INCOME OR OTHERWISE, RELATED TO THE PROPERTY, OF THE PROPERTY, ITS COMPLIANCE WITH LAWS OR WITH RESPECT TO THE ZONING OF, APPROVALS REQUIRED FOR, OR THE SUITABILITY OF THE PROPERTY FOR PURCHASER'S INTENDED USE THEREOF OR THE ABILITY OR THE FEASIBILITY TO CONVERT THE PROPERTY OR ANY PORTION THEREOF TO ANY OTHER OR PARTICULAR USE, OR WITH RESPECT TO THE AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL OR THIRD PARTY APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING OF ANY TYPE, KIND, NATURE OR CHARACTER WHATSOEVER RELATING TO OR AFFECTING THE PROPERTY, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS OF ANY TYPE, CHARACTER OR NATURE WHATSOEVER REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT SUCH ADVERSE MATTERS MAY AFFECT PURCHASER'S ABILITY TO SELL, LEASE, OPERATE OR FINANCE THE PROPERTY AT ANY TIME AND FROM TIME TO TIME.

      SECTION 9.3 Survival of Disclaimers The provision of the Article IX shall survive Closing or any termination of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement which shall be used solely for the purposes of evaluating the proposed acquisition of the Property by Purchaser, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.

Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

      SECTION 10.2 Public Disclosure. Prior to and after the Closing, any press release or other public disclosure of information with respect to the sale contemplated herein or any matters set forth in this Agreement made or released by or on behalf of Purchaser shall be subject to Seller's prior approval. Seller and the affiliates of Seller shall have the right without Purchaser's consent, to make prior to and after the Closing press releases and other public disclosures with respect to the sale contemplated herein and matters set forth in this Agreement. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

      SECTION 10.3 Assignment. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion, and any such attempted assignment without Seller's prior written approval shall be null and void. In the event Purchaser intends to assign its rights hereunder,
(a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the second sentence of this Section 10.3 Purchaser may assign this Agreement in its entirety to an entity which is wholly owned, directly or indirectly, by affiliates of New York City Employee Retirement Systems, New York City Teachers Retirement Systems, Lehman Brothers and Tishman Speyer Real Estate Venture VI, L.P. and controlled by Tishman Speyer Property, L.P. or Tishman Speyer Real Estate Ventures VI, L.P. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement (1) to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA and (2) in any manner that is not in compliance with laws, rules and regulations of any governmental authority having jurisdiction thereof (including, but not limited to, the US Department of Treasury Office of Foreign Assets Control and the US Patriot Act). Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement. The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

      SECTION 10.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:                       Metropolitan Tower Life Insurance Company
                                    c/o Metropolitan Life Insurance Company
                                    10 Park Avenue
                                    Morristown, New Jersey  07962
                                    Attn: David V. Politano
                                          Vice President
                                    Fax Number: (973) 355-4460

with a copy to:                     Metropolitan Life Insurance Company
                                    10 Park Avenue
                                    Morristown, New Jersey  07962
                                    Attn: William P. Gardella, Esq.
         Senior Associate General Counsel
         Real Estate Investments
                                    Fax Number: (973) 355-4920

If to Purchaser:                    c/o Tishman Speyer Properties, L.P.
                           520 Madison Avenue, 6th Floor
                           New York, New York 10022
                           Attention: Chief Legal Officer
                           Fax Number: (212) 588-1895

with a copy to:                     c/o Tishman Speyer Properties, L.P.
                           520 Madison Avenue, 6th Floor
                           New York, New York 10022
                           Attention: Chief Financial Officer
                           Fax Number: (212) 588-1895

and a copy to:                      Fried, Frank, Harris, Shriver & Jacobson LLP
                           One New York Plaza
                           New York, New York 10004
                           Attention: Jonathan L. Mechanic, Esq.
                           Fax Number: (212) 859-4000

      SECTION 10.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      SECTION 10.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

      SECTION 10.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

      SECTION 10.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      SECTION 10.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

      SECTION 10.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

      SECTION 10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

      SECTION 10.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

      SECTION 10.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

      SECTION 10.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      SECTION 10.15 Recordation. This Agreement may not be recorded by any party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

      SECTION 10.16 Audit Rights and Tenant Reconciliation Statements . For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to (i) all files, records, and documents delivered to Purchaser at the Closing, and (ii) the financial records and financial statements for the Property (including but not limited to, financial records and financial statements related to the Reconciliation Statements, as such term is hereinafter defined) for the calendar year in which the Closing occurs and for the calendar year preceding the calendar year in which the Closing occurs, upon reasonable advance notice and at all reasonable times, to examine and to make copies of any and all such files, records, documents, and statements, which right shall survive the Closing. Purchaser shall prepare and provide to the tenants under the Leases a statement of the reconciliation of expenses between the landlord and the tenants under the Leases in accordance with the terms of the Leases (the "RECONCILIATION STATEMENTS"), and Purchaser shall provide Seller with copies of the Reconciliation Statements at the same time that they are furnished to the Tenants. If amounts are due from any Tenants based on the Reconciliation Statements, Purchaser shall make a good faith effort after Closing to collect the same in the usual course of Purchaser's operation of the Property, and upon collection, to remit to Seller, Seller's share of those amounts in accordance with the terms of Section 4.4 hereof; however, Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect said amounts. Seller may attempt to collect amounts due to it pursuant to the reconciliation of expenses between the landlord and the tenants in accordance with the terms of the Leases, and Seller may institute any lawsuit or collection procedures, but Seller may not evict any tenant after Closing. The provisions of this Section 10.16 shall survive the Closing.

      SECTION 10.17 Termination of Agreement. If this Agreement is terminated by Purchaser or Seller in accordance with any of the provisions of this Agreement that give Purchaser or Seller the right to terminate this Agreement, then neither party shall have any further rights or obligations hereunder (except for indemnity obligations of either party pursuant to the other provisions of this Agreement) and the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder.

      SECTION 10.18 1031 Exchange. Purchaser agrees to reasonably cooperate with Seller (without liability or cost to Purchaser) in Seller's efforts to consummate the sale of the Property in a manner which qualifies as a so-called "deferred" or "like-kind" exchange pursuant to Section 1031 of the Internal Revenue Code for Seller, one or more of Seller's partners or principals, or of any affiliate thereof (a "SELLER 1031 EXCHANGE"). Such cooperation shall include, without limitation, acquiring the Property or any portion thereof or interest therein from a qualified intermediary, Seller assigning all or any portion of its rights and/or obligations under this Agreement to a qualified intermediary and Purchaser paying all or any portion of the Purchase Price to a qualified intermediary. Seller shall fully indemnify, defend and hold Purchaser harmless from and against any and all liability, claims, damages, expenses (including, without limitation, reasonable attorneys' fees other than those incurred prior to Closing to review documents to facilitate the Seller 1031 Exchange), taxes, fees, proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Seller 1031 Exchange. The provisions of the immediately preceding sentence shall survive Closing and the transfer of the Property to Purchaser.

      SECTION 10.19. Transfer Fee.

            (A) As additional consideration for the conveyance of the Property, Purchaser shall pay to Seller 100% of the Net Gain on any Transfer that occurs from and after the Closing Date to the first anniversary of the Closing Date, as follows:

            (i) "Transfer" means any direct or indirect transfer of the Property which results in the Property not being controlled by Tishman Speyer Property, L.P., Tishman Speyer Real Estate Venture VI, L.P. and/or any affiliate thereof. The term "Transfer" does not include any of the foregoing to an Affiliated Party (as hereinafter defined), and does not include (1) any mortgage loan or mezzanine loan made substantially on institutional loan terms or any preferred equity investment in Purchaser. An "affiliate" for purposes of this Section means, when used with reference to a specified party, any person or entity that directly or indirectly controls, or is controlled by, or is under common control with the specified party.

            (ii) A Transfer shall be deemed to have occurred upon the delivery of a deed, assignment, stock purchase agreement, merger certificate or other evidence of such Transfer to the transferee or its agent or designee and payment of consideration therefor. A Transfer pursuant to an option or similar contract described in item (A)(i)(c) above shall be deemed to have occurred upon the exercise of the applicable option, the delivery (if applicable) of a deed, assignment or other evidence of such Transfer to the transferee or its agent or designee and payment of consideration therefor.

            (iii) "Net Gain" with respect to any asset or interest subject to a Transfer is the excess, as of the date of such Transfer, of (a) the fair market value of the gross consideration (including, without limitation, cash and all other property, notes, securities, contracts, and instruments) given to or for the benefit of Purchaser or any direct or indirect holder of an interest in Purchaser (other than the sale of stock in any publicly held company) or the Property in connection with the Transfer of such asset or interest over (b) the sum of (1) all reasonable Transfer expenses, such as legal fees, brokerage commissions, transfer taxes, recording fees, and other fees for customary transfer services paid to parties unrelated to Purchaser, the transferor, and the transferee in connection with the Transfer of such asset or interest, plus
(2) the product of the Cost Percentage indicated below for such asset or interest multiplied by the Purchase Price, plus (3) the unamortized portion of any additional capitalized or expensed investment fully paid by Purchaser (as evidenced to the reasonable satisfaction of Seller) after the Closing Date and prior to the Transfer which is attributable to such asset or interest.

            (iv) If the entire Property or all of the ownership interests in Purchaser are the subject of a Transfer, the Cost Percentage shall be one hundred percent (100%). If the interest subject to a Transfer represents less than one hundred percent of the ownership interest in Purchaser, the applicable Cost Percentage for such Transfer shall be equal to the percentage of ownership interest being transferred.

            (B) The additional consideration payable by Purchaser to Seller under this Section 10.19 shall be due and payable by wire transfer of immediately available funds (to an account designated by Seller) within ten (10) days after the date the Transfer occurs, whether or not the gross consideration given in connection for Transfer is in cash or non-cash form.

            (C) Any dispute arising from or in any way relating to this Section 10.19, including breach thereof, shall be determined in a federal or state court in the City of New York, to which Purchaser and Seller hereby submit for jurisdiction; provided, that by written notice to Purchaser given within twenty
(20) days after Seller has been served with a complaint which has been filed in court, Seller may in its sole and absolute discretion cause such dispute to be resolved instead by expedited arbitration in accord with the Commercial Arbitration Rules for Expedited Procedures of the American Arbitration Association by a single arbitrator who is appointed by the President of the Real Estate Board of New York and has no affiliation with any party to such dispute.

            (D) The provisions of this Section 10.19 shall survive Closing.

      SECTION 10.20. Exculpation. Seller agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Purchaser, including, without limitation, Tishman Speyer Properties, L.P., or any officer of, director, employee, trustee, shareholder, partner or principal of a any such parent, subsidiary or other affiliate (collectively, "PURCHASER'S AFFILIATE"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Seller agrees to look solely to Purchaser and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Purchaser's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 10.20, Seller hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Purchaser's Affiliates, and hereby unconditionally and irrevocably releases and discharges Purchaser's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Seller against Purchaser's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 10.20 shall survive the termination of this Agreement and the Closing.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

METROPOLITAN TOWER LIFE INSURANCE COMPANY, a Delaware corporation

By: /s/ Robert R. Merck
    -------------------
Name: Robert R. Merck
Title: Vice President

PURCHASER:

TISHMAN SPEYER DEVELOPMENT, L.L.C.,
a Delaware limited liability company

By: /s/ Robert Speyer
    --------------------------
Name:
Title:

Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.6 and
1.7 hereof.

ESCROW AGENT:

JPMorgan Chase Bank, N.A.,
a national banking association

By: /s/ Jason M. Orben
    -----------------------
Name:  Jason M. Orben
Title: Vice President